Exhibit 99.1

FOR IMMEDIATE RELEASE

Stifel Financial Corp. Announces First Quarter Results

• Net Income of $23.7 million, up 80%.
• Net Revenues of $312.0 million, up 42%.
• Diluted Earnings Per Share of $0.68, up 55%.

St. Louis, Missouri - April 29, 2010 - Stifel Financial Corp. (NYSE: "SF") today announced unaudited quarterly net income of $23.7 million, or $0.68 per diluted share, on net revenues of $312.0 million for the quarter ended March 31, 2010, compared to $13.2 million, or $0.44 per diluted share, on net revenues of $220.0 million reported for the same period last year.  At March 31, 2010, our stockholders' equity was $912.4 million, resulting in book value per share of $29.50.

Chairman's Comments

Chairman and Chief Executive Officer Ronald J. Kruszewski commented, "I am very pleased with our first quarter results particularly in light of the fact that net revenues, net income and earnings per share are second only to our previous record for net revenue, net income and earnings per share set in our 2009 fourth quarter. Our Global Wealth Management segment, with the addition of the UBS branches, had record quarterly results. The most encouraging sign is that its performance is up sequentially over the record 2009 fourth quarter. The performance of our Institutional Group (formerly Capital Markets) reflects encouraging signs of improved equity markets experienced industry wide. Overall, our results from the first quarter reflect more signs of economic recovery and the strength of our customer relationships." Mr. Kruszewski continued, "I am confident that with the recent announcement of our strategic merger with Thomas Weisel Partners, we can build a premier middle-market investment bank and continue the growth of our core business, increase our market share and add value for our shareholders."

Stifel Financial Corp.
Summary Results of Operations (Unaudited)
(in thousands, except per share amounts)
For the Three Months Ended
	3/31/10	3/31/09	Change	12/31/09	Change
Results of operations data:
Total revenues	$314,371	$222,332	41.4%	$323,399	(2.8)%
Net revenues	$312,030	$219,981	41.8%	$319,467	(2.3)%
Net income	$23,740	$13,177	80.2%	$24,668	(3.8)%
Earnings per share:
Basic	$0.77	$0.49	57.1%	$0.82	(6.1)%
Diluted	$0.68	$0.44	54.5%	$0.71	(4.2)%
Weighted average shares outstanding:
Basic	30,720	26,772	14.7%	30,209	1.7%
Diluted	35,025	30,198	16.0%	34,706	0.9%

Stifel Financial Corp.
Summary Results of Operations (Unaudited)
(in thousands, except per share amounts)
	For the Three Months Ended
	3/31/10	3/31/09	Change	12/31/09	Change
Revenues:
Principal transactions	$117,420	$97,278	20.7%	$116,410	0.9%
Commissions	105,035	74,610	40.8	99,285	5.8
Asset management and service fees	38,877	24,933	55.9	37,732	3.0
Investment banking	34,221	15,504	120.7	50,545	(32.3)
Other income	4,171	115	*	4,349	(4.1)
Operating revenues	299,724	212,440	41.1	308,321	(2.8)
Interest revenue	14,647	9,892	48.1	15,078	(2.9)
Total revenues	314,371	222,332	41.4	323,399	(2.8)
Interest expense	2,341	2,351	(0.4)	3,932	(40.5)
Net revenues	312,030	219,981	41.8	319,467	(2.3)
Non-interest expenses:
Compensation and benefits	206,242	147,840	39.5	201,263	2.5
Occupancy and equipment rental	24,858	17,867	39.1	26,430	(5.9)
Communications and office supplies	14,418	11,845	21.7	15,342	(6.0)
Commissions and floor brokerage	5,744	4,360	31.7	6,249	(8.1)
Other non-interest expenses	21,203	15,914	33.2	28,869	(26.6)
Total non-interest expenses	272,465	197,826	37.7	278,153	(2.0)
Income before income taxes	39,565	22,155	78.6	41,314	(4.2)
Provision for income taxes	15,825	8,978	76.2	16,646	(4.9)
Net income	$23,740	$13,177	80.2%	$24,668	(3.8)%

Earnings per share:
Basic	$0.77	$0.49	57.1%	$0.82	(6.1)%
Diluted	$0.68	$0.44	54.5%	$0.71	(4.2)%

Weighted average number of common shares outstanding:
Basic	30,720	26,772	14.7%	30,209	1.7%
Diluted	35,025	30,198	16.0%	34,706	0.9%

* Percentage is not meaningful.

Stifel Financial Corp.
(in thousands, except per share, employee and location amounts)
	March 31, 2010	March 31, 2009	Change	December 31, 2009	Change
Statistical Information:
Book value per share	$29.50	$23.19	27.2%	$28.86	2.2%
Financial advisors **	1,900	1,394	36.3%	1,885	0.8%
Full-time associates	4,518	3,560	26.9%	4,434	1.9%
Locations	294	230	27.8%	294	-%
Total client assets	$95,319,000	$54,854,000	73.8%	$91,342,000	4.4%

** Includes 168, 176 and 166 independent contractors at March 31, 2010 and 2009 and December 31, 2009, respectively.

Review of Business Highlights

First Quarter Highlights

For the three months ended March 31, 2010, we posted net revenues of $312.0 million, a 42% increase over the first quarter of 2009 and a 2% decrease from the fourth quarter of 2009. We experienced revenue growth across all revenue line items over the first quarter of 2009. Net income of $23.7 million, or $0.68 per diluted share, increased 80% over the first quarter of 2009 and decreased 4% from the fourth quarter of 2009.

Revenues

  Principal transactions revenue of $117.4 million increased 21% over the first quarter of 2009 and increased 1% over the fourth quarter of 2009.

  Commission revenue of $105.0 million increased 41% over the first quarter of 2009 and increased 6% over the fourth quarter of 2009.

  Asset management and service fees revenue of $38.9 million increased 56% from the first quarter of 2009 and increased 3% from the fourth quarter of 2009.

  Investment banking revenue of $34.2 million increased 121% over the first quarter of 2009 and decreased 32% from the fourth quarter of 2010. Capital raising revenues increased $19.8 million to $25.3 million from $5.5 million for the comparable period in 2009 and decreased 27% from the fourth quarter of 2009. Strategic advisory fees decreased 11% to $8.9 million from $10.0 million for the comparable period in 2009 and increased 45% from the fourth quarter of 2009.

  Net interest increased 63% to $12.3 million from $7.5 million for the comparable period in 2009 and increased 10% from the fourth quarter of 2009.

Non-interest expenses

  Compensation and benefits expense increased 40% to $206.2 million from the first quarter of 2009 and increased 3% over the fourth quarter of 2009, primarily due to increased production and headcount associated with the expansion of our Global Wealth Management ("GWM") and Institutional Group (formerly Capital Markets) ("IG") segments. For the three months ended March 31, 2010, compensation and benefits expense includes transition pay of $19.3 million, or 6% of net revenues, which primarily consist of upfront notes, signing bonuses and retention awards in connection with our continuing expansion efforts, compared to $12.2 million, or 6% of net revenues, for the comparable period in 2009 and $15.4 million, or 5% of net revenues, for the fourth quarter of 2009.

  Non-compensation operating expenses of $66.2 million increased 33% from $50.0 million for the comparable period in 2009 and decreased 14% from the fourth quarter of 2009 primarily due to the aforementioned expansion of our GWM and IG segments.

Provision for income taxes

  For the quarter ended March 31, 2010, our provision for income taxes was $15.8 million, representing an effective tax rate of 40%, compared to $9.0 million for the comparable period in 2009 and $16.6 million for the fourth quarter of 2009, representing effective tax rates of 41% and 40%, respectively.

Stifel Financial Corp.
Summary Segment Results (Unaudited)
(in thousands)
	For the Three Months Ended
	3/31/10	3/31/09	Change	12/31/09	Change
Net revenues:
Global Wealth Management	$197,195	$114,164	72.7%	$184,704	6.8%
Institutional Group	113,292	105,472	7.4	133,305	(15.0)
Other	1,543	345	347.3	1,458	5.8
Net revenues	$312,030	219,981	41.8%	$319,467	(2.3)%
Operating contribution:
Global Wealth Management	$36,932	17,234	114.3%	$32,967	12.0%
Institutional Group	27,456	26,034	5.5	37,816	(27.4)
Other	(24,823)	(21,113)	17.6	(29,469)	(15.8)
Income before income taxes	$39,565	$22,155	78.6%	$41,314	(4.2)%

Global Wealth Management Segment

First Quarter Highlights

  Net revenues of $197.2 million, an increase of 73% and 7% over the first quarter of 2009 and the fourth quarter of 2009, respectively. Our Global Wealth Management segment consists of the Private Client Group ("PCG") and Stifel Bank & Trust ("Stifel Bank") reporting units. PCG had net revenues of $187.4 million, a 70% increase over the first quarter of 2009 and a 6% increase over the fourth quarter of 2009. Stifel Bank had net revenues of $9.8 million, a $6.1 million increase over the first quarter of 2009 and a 27% increase over the fourth quarter of 2009.

  Commission revenue increased 84% over the first quarter of 2009 and increased 5% over the fourth quarter of 2009.

  Principal transactions revenue increased 56% over the first quarter of 2009 and increased 10% over the fourth quarter of 2009.

  Asset management and service fees revenue increased 56% over the first quarter of 2009 and increased 3% over the fourth quarter of 2009.

  Net interest increased $5.6 million to $11.0 million from $5.4 million for the comparable period in 2009 and increased 21% from the fourth quarter of 2009.

  Investment banking revenues, which represents sales commissions on investment banking underwritings, increased $3.2 million from the first quarter of 2009 and decreased 8% from the fourth quarter of 2009.

  For the three months ended March 31, 2009, compensation and benefits expense was 63% of net revenues compared to 64% for the first quarter of 2009 and 63% for the fourth quarter of 2009.

  Income before income taxes of $36.9 million increased 114% over the first quarter of 2009 and increased 12% over the fourth quarter of 2009.

  During the fourth quarter of 2009, we entered into an agreement providing for the sale of Stifel Bank's branch office. The transaction, which is subject to regulatory approvals and certain closing conditions, is expected to be completed during the second quarter of 2010.

  We added 6 PCG offices and 46 Financial Advisors during the first quarter of 2010 as part of our ongoing footprint expansion efforts.

  Stifel Bank's investment portfolio of $549.1 million increased $495.5 million from March 31, 2009 primarily due to purchases of agency mortgage-backed securities, as we continued to expand our investment strategy at Stifel Bank during 2010.

  Stifel Bank's retained loan portfolio at March 31, 2010 of $341.7 million increased 87% from March 31, 2009, driven by the addition of stock-secured loans acquired in the UBS transaction.

  Bank deposits at March 31, 2010 of $988.2 million increased 115% from March 31, 2009, driven by the addition of customer deposits acquired in the UBS transaction.

Global Wealth Management Summary Results of Operations (Unaudited)
(in thousands)
	For the Three Months Ended
	3/31/10	3/31/09	Change	12/31/09	Change
Revenues:
Commissions	$79,587	$43,216	84.2%	$75,584	5.3%
Principal transactions	59,871	38,437	55.8	54,136	10.6
Asset management and service fees	38,668	24,831	55.7	37,477	3.2
Net interest	11,034	5,407	104.1	9,065	21.7
Investment banking	5,302	2,070	156.2	5,730	(7.5)
Other income	2,733	203	*	2,712	0.8
Net revenues	197,195	114,164	72.7	184,704	6.8
Non-interest expenses:
Compensation and benefits	124,738	72,629	71.7	116,988	6.6
Other non-interest expenses	35,525	24,301	46.2	34,749	2.2
Total non-interest expenses	160,263	96,930	65.3	151,737	5.6
Income before income taxes	$36,932	$17,234	114.3%	$32,967	12.0%

As a percentage of net revenues:
Compensation and benefits	63.3%	63.6%		63.3%
Other non-interest expenses	18.0%	21.3%		18.9%
Income before income taxes	18.7%	15.1%		17.8%

* Percentage is not meaningful.

Stifel Bank & Trust Key Performance Indicators
(in thousands)
	March 31, 2010	December 31, 2009 `	Change	March 31, 2009	Change
	(Unaudited)			(Unaudited)
Other information:
Assets	$1,115,329	$1,142,008	(2.3)%	$503,282	121.6%
Investment securities	$549,121	$578,488	(5.1)%	$53,627	924.0%
Retained loans, net	$341,718	$333,547	2.4%	$182,841	86.9%
Loans held for sale, net (1)	$72,179	$91,117	(20.8)%	$31,108	132.0%
Deposits (2)	$988,263	$1,047,211	(5.6)%	$459,305	115.2%
Allowance as a percentage of loans (3)	0.47%	0.51%		1.47%
Non-performing loans as a percentage of assets	0.10%	0.12%		0.41%

* Percentage not meaningful.

(1) Includes loans of $31.0 million and $33.1 million held for sale as part of the branch sale at March 31, 2010 and December 31, 2009, respectively. The sale of the branch was announced during the fourth quarter of 2009.

(2) Includes deposits of $18.9 million and $20.8 million held for sale as part of the branch sale at March 31, 2010 and December 31, 2009, respectively. The sale of the branch was announced during the fourth quarter of 2009.

(3) Excluding acquired loans of $177.5 million and $171.0 million, the allowance as a percentage of gross loans totaled 0.94% and 0.99% as of March 31, 2010 and December 31, 2009, respectively.

Institutional Group (formerly Capital Markets) Segment

First Quarter Highlights

  Net revenues of $113.3 million, a 7% increase over the first quarter of 2009 and a 15% decrease from the fourth quarter of 2009. Our Institutional Group segment consists of our Equity Capital Markets ("ECM") and Fixed Income Capital Markets ("FICM") reporting units. ECM had net revenues of $61.7 million, a 31% increase over the first quarter of 2009 and a 21% decrease from the fourth quarter of 2009. FICM had net revenues of $51.6 million, a 12% decrease from the first quarter of 2009 and a 7% decrease from the fourth quarter of 2009.

  Institutional brokerage revenues were $83.0 million, an 8% decrease from the first quarter of 2009 and a 4% decrease from the fourth quarter of 2009. ECM institutional brokerage revenues of $38.7 million increased 5% from the comparable period in 2009 and remained relatively unchanged from the fourth quarter of 2009. FICM institutional brokerage revenues were $44.3 million, a 17% decrease from the first quarter of 2009 and a 6% decrease from the fourth quarter 2009.

  Investment banking revenues were $28.9 million, a 115% increase over the first quarter of 2009 and a 36% decrease from the fourth quarter of 2009. ECM investment banking revenues were $22.6 million, a 123.5% increase over the first quarter of 2009 and a 42% decrease from the fourth quarter of 2009. FICM investment banking revenues were $6.3 million, a 90% increase over the first quarter of 2009 and a 2% increase over the fourth quarter of 2009.

    Capital raising revenues were $20.0 million, a $16.6 million increase over the first quarter of 2009 and a 31% decrease from the fourth quarter of 2009. ECM capital raising revenues were $14.1 million, an $13.4 million increase over the first quarter of 2009 and a 39% decrease from the fourth quarter of 2009. FICM capital raising revenues were $5.9 million, a 116.3% increase over the first quarter of 2009 and a 7% increase over the fourth quarter of 2009.

     Advisory fees were $8.9 million, an 11% decrease from the first quarter of 2009 and a 45% decrease from the fourth quarter of 2009. ECM advisory fees were $8.5 million, a 10% decrease from the first quarter of 2009 and a 45% decrease from the fourth quarter of 2009. FICM advisory fees were $0.4 million, a 29% decrease from the first quarter of 2009 and a 39% decrease from the fourth quarter of 2009.

  For the three months ended March 31, 2010, compensation and benefits expense was 59% of net revenues compared to 59% for the first quarter of 2009 and 55% for the fourth quarter of 2009.

  For the three months ended March 31, 2010, income before income taxes increased 6% over the first quarter of 2009 to $27.4 million and decreased 27% from the fourth quarter of 2009.

  Net margin for the three months ended March 31, 2010 was 24% compared to 25% for the first quarter of 2009 and 28% in the fourth quarter 2009.

  We added 40 and 11 revenue producers in our ECM and FICM reporting units, respectively, during the three months ended March 31, 2010.

Institutional Group Summary Results of Operations (Unaudited)
(in thousands)
For the Three Months Ended
3/31/10		3/31/09	Change	12/31/09	Change
Revenues:
Principal transactions	$57,549	$58,840	(2.2)%	$62,275	(7.6)%
Commissions	25,448	31,395	(18.9)	23,701	7.4
Capital raising	20,004	3,429	483.4	28,768	(30.5)
Advisory fees	8,914	10,006	(10.9)	16,047	(44.5)
Investment banking	28,918	13,435	115.3	44,815	(35.5)
Other income *	1,377	1,802	(23.6)	2,514	(45.2)
Net revenues	113,292	105,472	7.4	133,305	(15.0)
Non-interest expenses:
Compensation and benefits	66,304	62,518	6.1	73,584	(9.9)
Other non-interest expenses	19,532	16,920	15.4	21,905	(10.8)
Total non-interest expenses	85,836	79,438	8.1	95,489	(10.1)
Income before income taxes	$27,456	$26,034	5.5%	$37,816	(27.4)%

As a percentage of net revenues:
Compensation and benefits	58.5%	59.3%		55.2%
Other non-interest expenses	17.3%	16.0%		16.4%
Income before income taxes	24.2%	24.7%		28.4%

* Includes net interest and other income.

Statement of Financial Condition Highlights (Unaudited)

Total assets increased 60% to $3.2 billion at March 31, 2010 from $2.0 billion at March 31, 2009. The increase is primarily attributable to increased receivables, including the Reg T loans added as part of the UBS transaction, trading inventory, financial instruments, bank loans, including the stock-secured loans added as part of the UBS transaction, loans and advances to financial advisors and the recognition of goodwill and intangible assets associated with our acquisition of UBS, which was completed in the fourth quarter of 2009. Our broker-dealer subsidiary's gross assets and liabilities, including trading inventory, stock loan/borrow, receivables and payables from/to brokers, dealers and clearing organizations and clients, fluctuate with our business levels and overall market conditions. The increase in assets is primarily attributable to the growth of our company, both organically and through the acquisition of UBS. Total stockholders' equity increased $281.6 million, or 45%, to $912.4 million at March 31, 2010, principally due to proceeds from our two equity offerings, net income, and amortization of stock-based awards.

At March 31, 2010, we reported total securities owned and investments at fair value of $1.3 billion, which included securities categorized as level 3 of $88.1 million. Our level 3 assets include auction rate securities, of which the auctions have failed, with a fair value of $75.7 million at March 31, 2010.

Conference Call Information

Stifel Financial Corp. will hold a conference call on Thursday, April 29, 2010, at 10:30 a.m. Eastern. This call will be Web cast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. Questions may be posed to management by participants on the call, and in response, the company may disclose additional material information. To participate in the question and answer portion on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call.  The subjects to be covered may also contain forward-looking information.

Company Information

Stifel Financial Corp. operates 294 offices in 42 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus and Company, Inc., and 3 European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, commercial and retail banking and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel, please visit our company's web site at www.stifel.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate the acquired companies; a material adverse change in the financial condition; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made.  Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

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For further information contact:

James M. Zemlyak, Chief Financial Officer

(314) 342-2228 zemlyakj@stifel.com